Exhibit 10.2
FORM OF EMPLOYEE RESTRICTED STOCK GRANT AGREEMENT
InterMune, Inc.
3280 Bayshore Boulevard
Brisbane, CA 94005
(650) 466-2200
GRANTEE:

Full Legal Name	Social Security Number:
Street Address	Grant Number:
City, State, Zip Code
Date of Grant:
Vesting Commencement Date:
Total Number of Shares Granted:
Vesting Schedule: The Shares subject to this Grant shall vest according to the schedule attached to this Notice as Exhibit A.
Grantee acknowledges and agrees that the vesting of shares pursuant to this Stock Bonus Award (the “Grant”) is earned only by continuing consultancy or employment at the will of InterMune, Inc. (the “Company”) (not through the act of being hired, being granted this Grant or acquiring shares hereunder). Grantee further acknowledges and agrees that nothing in this agreement, nor in the Company’s Amended and Restated 2000 Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference, shall confer upon Grantee any right with respect to continuation of employment or consultancy by the Company, nor shall it interfere in any way with Grantee’s right or the Company’s right to terminate Grantee’s employment or consultancy at any time, with or without cause.
Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions of such Plan. Grantee hereby accepts this Grant subject to all of the terms and provisions hereof. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions related to this Grant or arising under the Plan. Grantee further agrees to notify the Company upon any change in the residence address indicated above.
This Grant is governed by the Stock Bonus Award Terms and Conditions attached hereto and incorporated herein by this reference. By Grantee’s signature below, Grantee agrees to be bound by all of the terms and conditions of the Plan and the Stock Bonus Award Terms and Conditions attached hereto.

Date: , 2006
Robin Steele
Senior Vice President and General Counsel
InterMune, Inc.

Date: , 2006
Grantee Signature
1. Plan Incorporated by Reference. This Grant is issued pursuant to the InterMune, Inc. Amended and Restated 2000 Equity Incentive Plan (the “Plan”), the terms of which are hereby incorporated by reference. Capitalized terms not otherwise defined herein shall have the meanings given to them in the attached Notice of Grant of Stock Bonus Award and in the Plan. In the event of any conflict between the provisions of this Grant and those of the Plan, the provisions of the Plan shall control.
2. Shares of Restricted Stock. The Company hereby grants to the Grantee the shares of Common Stock (the “Shares”) set forth in the Notice of Grant of Restricted Stock.

3. Vesting Schedule. Provided Grantee has remained in continuous service as an Employee, Director or Consultant as of each applicable vesting date, as required by the Plan, the Shares shall become vested in accordance with the vesting schedule set forth in Exhibit A to the Notice of Grant of Stock Bonus Award (the “Vesting Schedule”).
4. Compliance with Securities Laws. You may not be issued any Shares unless the Shares are either (i) then registered under the Securities Act of 1933, as amended (the “Act”) or, (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Act. The Grant must also comply with other applicable laws and regulations governing the Grant, including the withholding of individual taxes, and you will not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.
5. Forfeiture Condition. You shall be required to forfeit to the Company for no additional consideration all or any part of the shares received pursuant to your Grant (the “Forfeiture Condition”) that have not as yet vested in accordance with the Vesting Schedule (the “Unvested Shares”) on the following terms and conditions:
     (a) You shall, simultaneously with termination of your Continuous Service, automatically forfeit to the Company for no consideration all of the Unvested Shares, unless the Company agrees to waive the Forfeiture Condition as to some or all of the Unvested Shares. Any such waiver shall be exercised by the Company to written notice to you or your representative.
     (b) Subject to the provisions of your Grant, you shall, during the term of your Grant, exercise all rights and privileges of a stockholder of the Company with respect to the shares subject to your Grant. You shall be deemed to be the holder of the shares for purposes of receiving any dividends which may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Forfeiture Condition.
     (c) If, from time to time, there is any stock dividend, stock split or other change in the character of amount of any of the outstanding stock of the Company the stock of which is subject to the provisions of your Grant, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares acquired under your Grant shall be immediately subject to the Forfeiture Condition with the same force and effect as the shares subject to the Forfeiture Condition immediately before such event.
6. Withholding. Grantee hereby authorizes withholding from his or her payroll payments and any other amounts payable to Grantee in connection with, and Grantee agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company which arise in connection with the Grant.
7. Limitations on Transferability. In addition to any other limitation on transfer created by applicable securities laws, you shall not sell, assign, donate, encumber or otherwise dispose of any interest in the Shares while the Shares are subject to the Forfeiture Condition. After any Shares have been released from the Forfeiture Condition, you shall not sell, assign, donate, encumber or otherwise dispose of any interest in the Shares except in compliance with the provisions herein and applicable securities laws.
8. No Right to Employment. This Grant is not an employment contract and nothing in this Grant shall be deemed to create in any way whatsoever any obligation on Grantee’s part to continue in the employ of the Company, or of the Company to continue Grantee’s employment with the Company. In the event that this Grant is granted to Grantee in connection with the performance of services as a consultant or director, references to employment, employee and similar terms shall be deemed to include the performance of services as a consultant or a director, as the case may be, provided, however, that no rights as an employee shall arise by reason of the use of such terms.
9. Notices. Any notices provided for in this Grant or in the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Grantee, five (5) days after deposit in the United States mail, postage prepaid, addressed to Grantee at the address specified on the Notice of Grant of Restricted Stock or at such other address as Grantee hereafter designates by written notice to the Company.